Exhibit 10.9

Private and Confidential

Rajbikram Singh Nayar Managing Director	Ontogeny Capital LT D License No.: 949456 Al Sahaa Offices, Burj Khalifa Office Number 530-4 Dubai, PO Box 888274 United Arab Emirates

May 5, 2021

International Media Acquisition Corporation

1604 US Highway 130

N Brunswick,

New Jersey 08902

USA

[the “IMAC”]

Attn:      Mr. Shibasish Sarkar

Re: Supplemental Engagement Letter

Dear Shibasish,

This letter will confirm our understanding that on behalf of Ontogeny Capital L T D (“Ontogeny”), the undersigned, here by confirms and undertakes that subject to and upon settlement of all dues and payment of all fees due to Ontogeny under its letter of engagement dated 5 May, 2021 (“EL”) executed between Ontogeny and International Media Acquisition Corp., its affiliates, successors and assigns (the “IMAC”), that Ontogeny will continue to provide management consultancy and corporate services together with support for evaluation of targets towards completing a business combination including to support and assist the management of IMAC for the proxy to be filed with SEC, conducting the shareholder meetings, organize the vote and to provide all assistance required for the closing of the business combination by IMAC.

In consideration of and for the provision of services from the time of the completion of IPO of IMAC till the end of the business combination by IMAC, IMAC undertakes that an amount of US$ 2,875,000.00 (United States Dollars Two million eight hundred and seventy five thousand) shall be payable by IMAC to Ontogeny as management consultancy and corporate advisory services fee only upon completion of the business combination, payable within seven (7) working days of the completion of the business combination by IMAC. For the said purpose, Mr. Shibasish Sarkar for and on behalf of IMAC are executing this supplemental engagement letter, to be read along with the Engagement Letter dated May 5, 2021.

ONTOGENY CAPITAL L T D | AL SAHAA OFFICES, BURJ KHALIFA, OFFICE NUMBER 530-4, DUBAI, PO BOX 888274, UNITED ARAB EMIRATES

Private and Confidential

Further, the undersigned also confirms and undertakes that Ontogeny is ready and willing to provide all documents, execute all necessary agreements, deeds, affirmations or declarations for the purposes of consummating or completing the said transaction. All other terms in the EL shall continue to be binding and in force save and except to the extent amended under this letter.

Please confirm that the foregoing is in accordance with your understanding by signing and returning to us one copy of this enclosed duplicate of this agreement.

Very truly yours,

ONTOGENY CAPITAL L T D

By:	/s/ Rajbikram Singh Nayar
Rajbikram Singh Nayar
Managing Director

Agreed to and accepted this 5th day of May, 2021

International Media Acquisition Corp. (IMAC)

By:	/s/ Shibasish Sarkar
Shibasish Sarkar
Chief Executive Officer

ONTOGENY CAPITAL L T D | AL SAHAA OFFICES, BURJ KHALIFA, OFFICE NUMBER 530-4, DUBAI, PO BOX 888274, UNITED ARAB EMIRATES